UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2004

Commission File
Number: 1-8944

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1464672

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on May 12, 2004 as follows:

CLIFFS ANNOUNCES AGREEMENT TO SELL IDLED HBI PLANT

Cleveland, OH — May 12, 2004 — Cleveland-Cliffs Inc (NYSE:CLF) announced today that its affiliate, Cliffs and Associates Limited (CAL), jointly owned by a subsidiary of Cleveland-Cliffs Inc and by Outokumpu Technology GmbH, a German company (formerly known as Lurgi Metallurgie GmbH), has entered into an agreement to sell CAL’s idled CircoredTM Hot Briquette Iron (HBI) facility located in Trinidad and Tobago to ISG Venture Inc., a wholly-owned subsidiary of International Steel Group Inc.

The terms of the transaction were not disclosed. The transaction is expected to be consummated by the end of the second calendar quarter of 2004. The transaction is subject to customary closing conditions.

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

Actual results may differ materially from such statements for a variety of factors; such as: uncertainty as to the timing of the closing of the transaction, changes in laws and regulations, changes in the financial condition of the Company’s partners and/or customers; and risks commonly encountered in international trade. Reference is made to other factors and risks that may cause such forward-looking statements to turn out differently that are set forth in the Company’s most recent Annual Report on Form 10-K and in previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cleveland-Cliffs Inc’s website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ Donald J. Gallagher

	Name:	Donald J. Gallagher
	Title:	Senior Vice President,
Chief Financial Officer and
Treasurer

Date:   May 13, 2004

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